Exhibit 10.26

DATED JANUARY 10, 2012

USE OF PROCEEDS AGREEMENT

(1) LTI, LLC

(2) Liquid Trading International, LLP

DATED		January 10, 2012

PARTIES

1	Company	LTI, LLC, a Delaware limited liability company whose registered office is at c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808

2	LTI	Liquid Trading International, a limited liability partnership formed in England and Wales whose registered office is at 20-22 Bedford Row London

RECITALS

(A) The parties intend to complete an initial public offering by way of admission to AIM (as defined below) or any other stock exchange (the “IPO”) of the Holding Company (as defined below).

(B) It is intended the “B” members of LTI, LLC shall, upon the IPO, receive shares in the Holding Company.

OPERATIVE PROVISIONS

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.1 Unless the contrary intention appears, the following definitions apply to this Agreement:

“Admission” the admission of the ordinary shares (or the applicable equivalent thereof) of the Holding Company to trading on AIM or any other stock exchange and such admission becoming effective;

“Admission Expiration Date” the date which is nine months after the date of this Agreement;

“AIM” the market known as AIM and operated by London Stock Exchange plc;

“B Members” The holders of the Class B Membership Interests;

“Certificate of Formation” the Certificate of Formation of the Company, effective as of August 22, 2011;

“Class B Membership Interests” the Class B Membership Interests of the Company;

“FSMA” the Financial Services and Markets Act 2000;

“GMA” Green Mountain Analytics, LLC, a Delaware Limited Liability Company;

“GMA Interests” 51 per cent of the Membership Interests in GMA;

“Holding Company” Liquid Trading Holdings Limited or another entity to be formed, which shall in either case hold, directly or indirectly, certain rights in LTI, GMA and other entities;

“Holding Company Shares” shares in the Holding Company of the class which is to be admitted to the applicable stock exchange upon Admission;

“LTI LLP Agreement” The Second Amended and Restated Limited Liability Partnership Agreement relating to Liquid Trading International, LLP, or any amended or restated version thereof;

“Nominated Adviser” a “Nominated Adviser” as defined in the AIM Rules for Companies published by London Stock Exchange plc;

“Securities Act” United States Securities Act of 1933, as amended

“United States” the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia and all other areas subject to its jurisdiction;

“$” the lawful currency of the United States.

1.2 Words denoting the singular number only shall include the plural number and vice versa. Words denoting the masculine gender shall include all the genders. Words denoting persons shall include firms and corporations. Headings shall be ignored in the interpretation of this Agreement.

ARTICLE II

RIGHT OF B MEMBERS TO HOLDING COMPANY SHARES UPON ADMISSION

2.1 If Admission takes place at any time on or prior to the Admission Expiration Date, LTI agrees to procure that the B Members shall, immediately prior to such Admission, receive in exchange for their Class B Membership Interests a number of Holding Company Shares equal to, in the aggregate, of 3.4 percent (the “Company Percentage”) of the issued share capital of the Holding Company upon Admission (to be divided between the B Members pro rata in proportion to their respective percentage interests in the Company). The parties acknowledge and agree that the Company Percentage has been calculated assuming receipt by the Company of an aggregate amount of $5,000,000 (the “Subscription Amount”) from the B Members for the Membership Interests. In the event that less than the full Subscription Amount is received by the Company, the Company Percentage shall be reduced to reflect the revised percentage calculated based on the actual aggregate amount received by the Company from the B Members for the Membership Interests (the “Actual Subscription Amount”) and shall be further reduced by an amount equal to 0.035 percent as a result of the B Members’ failure to satisfy the full Subscription Amount. For example, if the Actual Subscription Amount equals $4,700,000, the Company Percentage shall be reduced from (i) 3.4 percent to (ii) an amount equal to 3.19 percent minus 0.035 percent.

2.2 The B Members will receive the Holding Company Shares to which they are entitled pursuant to this clause 2 by such mechanism as LTI considers appropriate, taking into account, as far as reasonably practicable, the tax consequences for the parties and the B Members. Such mechanism may involve the surrender, contribution, exchange or otherwise of the Class B Membership Interests. However neither party shall have any liability to the Company or any B Member in respect of any tax liability incurred by a B Member in respect of its receipt of Holding Company Shares or otherwise.

2.3 It shall be a condition of each B Member’s entitlement to Holding Company Shares that each Member agrees that, if required by the Holding Company’s Nominated Adviser or underwriter, it will enter into an agreement with the Holding Company and its Nominated Adviser or underwriter, in a form acceptable to the Holding Company and its Nominated Adviser or underwriter, not to dispose of any shares in the Holding Company which it receives for a period of up to 1 year from the date of Admission.

2.4 LTI undertakes to procure that all Holding Company Shares issued pursuant to this clause 2 shall

2.4.1 be fully paid; and

2.4.2 rank pari passu in all respects with the fully paid shares of the same class in the Holding Company.

2.5 The determination by the board of directors of the Holding Company as to the number of shares to which any B Member shall be entitled shall be final save in the case of manifest error.

ARTICLE III

GRANT OF RIGHTS FOLLOWING THE ADMISSION EXPIRATION DATE

3.1 If Admission has not occurred by the Admission Expiration Date, then as promptly as practicable following such date LTI shall elect one of the following options:

(i) If the LTI “A” Interests and the GMA Interests are owned, directly or indirectly, by one common holding company (the “Private Entity”), then LTI shall procure that the B Members shall receive, in exchange for their Class B Membership Interests, that number of shares or other equity interests in the Private Entity that would equal, in the aggregate, 3.51 percent (the “Private Entity Percentage”) of the issued share capital of such Private Entity as of the date of exchange and issuance (the “Private Entity Shares”); or

(ii) If the LTI “A” Interests and the GMA Interests are owned, directly or indirectly, by two separate holding companies (the “LTI/GMA Entities”), then LTI shall procure that the B Members shall receive, in exchange for their Class B Membership Interests, such number of shares and/or other equity interests in each such LTI/GMA Entity that would give the B Members an aggregate indirect ownership interest in the LTI “A” interests and the GMA Interests equal to the Private Entity Percentage. If LTI elects the option set forth in this clause 3.1(ii), then references elsewhere in this Agreement to the “Private Entity” and “Private Entity Shares” shall be construed, where the context permits, to apply to such LTI/GMA Entities and the shares and/or other equity interests to be issued to the B Members thereunder.

3.2 The parties acknowledge and agree that the Private Entity Percentage has been calculated assuming receipt by the Company of the full Subscription Amount from the B Members. In the event that less than the full Subscription Amount is received by the Company, the Private Entity Percentage shall be reduced to reflect the revised percentage calculated based on the Actual Subscription Amount and shall be further reduced by an amount equal to 0.035 percent as a result of the B Members’ failure to satisfy the full Subscription Amount. For example, if the Actual Subscription Amount equals $4,700,000, the Private Entity Percentage shall be reduced from (i) 3.51 percent to (ii) an amount equal to 3.29 percent minus 0.035 percent.

3.3 The Private Entity Shares to be issued pursuant to clause 3.1 above shall be divided between the B Members pro rata in proportion to their respective percentage interests in the Company. The parties acknowledge and agree that no B Member will receive, as a result of this clause 3, any rights to any appointment to any office or committee of LTI or GMA.

3.4 The Company acknowledges and, in exchanging any Class B Membership Interests for, or otherwise acquiring, any interest in the Holding Company or the Private Entity a B Member will be deemed to acknowledge, as follows: LTI is a UK limited liability partnership carrying on the business of proprietary dealing in investments on behalf of its members. It is currently unregulated by the UK Financial Services Authority (“FSA”). The management of LTI has procured and received legal advice that the firm by reason of applicable exemptions with respect to the activities of dealing as principal and establishing or operating a collective investment scheme is not undertaking any activity which constitutes a regulated activity under the UK Financial Services and Markets Act 2000 (“FSMA”). LTI cannot, however, guarantee or warrant that the FSA or the courts will not adopt an interpretation of FSMA (or of any relevant Treasury order made under FSMA) that the exemptions relied upon do not apply. In the event it is determined by the FSA or the courts that any activity of LTI is a regulated activity then the firm (a) will be obliged to obtain authorisation from the FSA to undertake such activities; and (b) may be liable to financial penalties with respect to carrying on regulated activities without FSA authorisation and to suspend or cease activities which may constitute regulated activities unless or until authorisation is obtained. In advance of the proposed IPO LTI with its legal advisers shall be undertaking a due diligence review of whether there might be any reasonable basis for a determination that the regulated activity exemptions relied upon may not apply to the activities of the firm and whether there is any basis for, or merit in, seeking FSA authorisation for carrying on its existing or intended business.

3.5 The B Members will receive the Private Entity Shares to which they are entitled pursuant to this clause 3 by such mechanism as LTI considers appropriate, taking into account, as far as reasonably practicable, the tax consequences for the parties and the B Members. Such mechanism may involve the surrender, contribution, exchange or otherwise of the Class B

Membership Interests. However neither party shall have any liability to the Company or any B Member in respect of any tax liability incurred by a B Member in respect of its receipt of interests in the Private Entity or otherwise.

3.6 It shall be a condition of the B Members’ rights under this Agreement that they shall execute such other documents as may be reasonably required by LTI in connection with the transactions contemplated by this Agreement and by exercising such rights and accepting any Holding Company Shares or Private Entity Shares the B Members will be deemed to acknowledge that such shares may be subject to legending requirements in accordance with applicable U.S. Securities laws and regulations.

ARTICLE IV

THIRD PARTY RIGHTS

4.1 Except as expressly provided in this agreement, a person who is not a party to this agreement shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this agreement.

4.2 The B Members shall have the right to enforce the rights which LTI agrees to grant to them under clauses 2 and 3 of this Agreement, subject to and upon the terms and conditions of this Agreement.

4.3 The rights of the parties to terminate, rescind or agree any variation, waiver or settlement under this agreement are not subject to the consent of any person that is not a party to this agreement.

ARTICLE V

SERVICE OF NOTICES

5.1 All notices required or permitted under this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address set out at the top of this agreement or such address as such party may designate from time to time by written notice to the Company. Any notice sent by electronic mail or facsimile must be sent simultaneously by a method described in clause (a), (c), or (d) above.

ARTICLE VI

GOVERNING LAW

This Agreement will be governed by and construed in accordance with English law and the parties hereby submit to the non-exclusive jurisdiction of the English courts.

Executed and delivered as a deed the day and year first above written.

Executed as a Deed by LTI, LLC
acting by Liquid Trading International
LLP as manager:

/s/ Brian Ferdinand

Brian Ferdinand

Member

/s/ Richard Schaeffer

Richard Schaeffer

Member

Executed as a Deed by

Liquid Trading International LLP

acting by

/s/ Brian Ferdinand

Brian Ferdinand

Member

In the presence of:
Witness Name:
Address:
Occupation:

acting by

/s/ Richard Schaeffer

Richard Schaeffer

Member

In the presence of: /s/ Deborah Kessler
Witness Name: Deborah Kessler
Address: 1 N End Ave, Sle 909 NYC 10282
Occupation: Jr. Partner, Shaf Holdings

AMENDMENT TO

USE OF PROCEEDS AGREEMENT

THIS AMENDMENT TO USE OF PROCEEDS AGREEMENT (this “Amendment”) is dated as of the 19th day of January, 2012, by and between LTI, LLC, a Delaware limited liability company (the “Company”) and Liquid Trading Int’l, LLP, a limited liability partnership formed in England and Wales (“LTI”). Capitalized terms used herein and not otherwise defined have the meanings given to them in the Agreement (as defined below).

RECITALS:

WHEREAS, the Company and LTI are parties to that certain Use of Proceeds Agreement dated as of January 10, 2012 (the “Agreement”); and

WHEREAS, the Company and LTI wish to amend the Agreement as set forth herein;

AGREEMENT:

NOW, THEREFORE, for and in consideration of the foregoing recitals, the mutual covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and LTI hereby agree as follows:

1. Amendments to Defined Terms. The definitions of “Admission” and “Nominated Advisor”, respectively, are hereby amended and restated as follows:

“Admission” the admission of the ordinary shares (or the applicable equivalent thereof) of the Holding Company to trading on AIM or any other stock exchange and such admission becoming effective. The parties acknowledge and agree that any other references in the Agreement to AIM shall be deemed to refer to AIM or any such other stock exchange, as applicable.

“Nominated Adviser” either (i) the Holding Company’s “Nominated Adviser” as defined in the AIM Rules for Companies published by the London Stock Exchange plc, or (ii) in the event that the Holding Company Shares are admitted to an exchange other than AIM, the Holding Company’s underwriter (or the applicable equivalent thereof).

2. Amendments to Article II. The following new Section 2.6 is hereby added at the end of Article II of the Agreement:

“2.6 The parties acknowledge and agree that the Holding Company may elect, in its sole discretion, not to acquire the LTI “A” Interests. If the Holding Company so elects not to acquire the LTI “A” Interests and Admission takes place at any time on or prior to the Admission Expiration Date, then LTI shall procure that the B Members receive, in addition to the Holding Company Shares to be issued pursuant to Section 2.1 above, such number of shares and/or other equity interests in a privately held holding company which holds the LTI “A” Interests (the “LTI Holding Company”) as would give the B Members an aggregate ownership interest in the LTI Holding Company equal to the Company Percentage. The parties further acknowledge and agree that references to the “Holding Company” and “Holding Company Shares” in Sections 2.2, 2.3 and 3.4 of this Agreement shall be construed, where the context permits, to apply to the LTI Holding Company and shares or equity interests in the LTI Holding Company, respectively.”

3. Amendments to Article III. The following new Sections 3.5 and 3.6 are hereby added at the end of Article III of the Agreement:

“3.5 The parties acknowledge and agree that if at the time of the Admission Expiration Date the LTI “A” Interests and the GMA Interests are owned, directly or indirectly, by two separate holding companies, LTI shall have the option to procure that, in lieu of the issuance of interests in a single LTI/GMA Entity pursuant to Section 3.1 above, the B Members shall receive in exchange for their Class B Membership Interests, such number of shares and/or other equity interests in each such holding company that would give the B Members an aggregate indirect ownership interest in the LTI “A” Interests and the GMA Interests equal to the LTI/GMA Entity Percentage. If LTI elects the option set forth in this Section 3.5, then references elsewhere in this Agreement to the “LTI/GMA Entity” shall be construed, where the context permits, to apply to such holding companies.”

“3.6 It shall be a condition of the B Members’ rights under this Agreement that they shall execute such other documents as may be reasonably required by LTI in connection with the transactions contemplated by this Agreement and by exercising such rights and accepting any Holding Company Shares, interests in the LTI Holding Company or interests in the LTI/GMA Entity, as applicable, the B Members will be deemed to acknowledge that such shares may be subject to legending requirements in accordance with applicable U.S. Securities laws and regulations.”

4. Ratification and Confirmation. This Amendment shall amend, and is incorporated into and made part of, the Agreement. All references to “this Agreement” contained in the Agreement, or otherwise to the Agreement shall be deemed, for all purposes, to mean the Agreement, as amended hereby. Except as expressly amended by this Amendment, all of the terms, conditions and provisions of the Agreement are hereby ratified and continue unchanged and remain in full force and effect.

5. Governing_ Law. This Amendment will be governed by and construed in accordance with English law and the parties hereby submit to the non-exclusive jurisdiction of the English courts.

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2

IN WITNESS WHEREOF, the Company and LTI have executed this Amendment as a deed on the day and year first above written.

Executed as a Deed by LTI, LLC
acting by Liquid Trading Int’l LLP as manager:

/s/ Brian Ferdinand
Brian Ferdinand
Member

/s/ Richard Schaeffer
Richard Schaeffer
Member

Executed as a Deed by Liquid Trading Int’l LLP acting by

/s/ Brian Ferdinand
Brian Ferdinand

In the presence of:
Witness Name:
Address:
Occupation:

acting by

/s/ Richard Schaeffer
Richard Schaeffer

In the presence of: /s/ Deborah Kessler
Witness Name: Deborah Kessler
Address: 1 N End Ave, Sle 909 NYC 10282
Occupation: Jr. Partner, Shaf Holdings

Signature Page to Amendment to Use of Proceeds Agreement